Form- Executive Officer POWER OF ATTORNEY As of the Kday of May, 2023, Taiga Oal appoints Matthew Paroly, kristen Netschke, Diane Woloszyk and Dawn Ledbetter, signing singly, with full power of substitution and resubstitution, as his true and lawful attorneys-in-fact to: (1) Prepare and execute on his behalf, and submit to the U.S. Securities and Exchange Commission (SEC), a Form ID and/or any other documents necessary to obtain codes, passwords and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) or any applicable rule or regulation of the SEC; (2) prepare and execute on his behalf, in his capacity as an executive officer of American Axle & Manufacturing, Inc. (AAM), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act, and any other forms or reports he may be required to file in connection with his ownership, acquisition or disposition of securities of American Axle & Manufacturing Holdings, Inc. (NYSE: AXL) (the Company); and (3) do and perform any and all acts on his behalf in order to complete and execute any Form 3, 4 or 5, or other form or report, and timely file the form or report with the SEC. The undersigned hereby grants to each attorney-in-fact full power and authority to perform any act necessary to exercise the rights and powers granted herein, as fully as the undersigned could do if personally present, with full power of substitution or revocation. The undersigned acknowledges that the attorney-in-fact is not assuming, nor is AAM or the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to his holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact. This Power of Attorney is executed effective as of the date